SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   September 20, 1996
  (September 5, 1996)


                           CONCORD ENERGY INCORPORATED
               (Exact name of Registrant as specified in charter)

        Delaware                    0-23814                      22-2670198
(State or other jurisdic-         (Commission                  (IRS Employer
  tion of incorporation)          File Number)               Identification No.)

 75 Claremont Road, Bernardsville, NJ             07924
(Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code (908) 766-1020

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Item 4.  Change in Registrant's Certifying Accountant

     On September 5, 1996, the Registrant dismissed its former independent accountants Price Waterhouse LLP ("Price Waterhouse") and engaged Hill, Kotara & Ford to audit the Registrant's consolidated financial statements. The decision to change independent accountants was recommended and approved by the Registrant's Board of Directors.

     Price Waterhouse served as independent accountants of the Registrant's financial statements for the years ended June 30, 1995 and 1994. The reports of Price Waterhouse on the Registrant's financial statements for the years ended June 30, 1995 and 1994 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the years ended June 30, 1995 and 1994, and during the fiscal year 1996 prior to Price Waterhouse's dismissal, the Registrant had no disagreements with Price Waterhouse on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse would have caused them to make reference thereto in their report on the financial statements for such years.

     The Registrant has requested that Price Waterhouse furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statement. A copy of such letter, dated September 20, 1996, is filed as Exhibit "16" to this Form 8-K.

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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Concord Energy Incorporated
                                                (Registrant)

September 20, 1996                              By: s\Deral Knight
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                                                     Deral Knight, President







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